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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                             ---------------------

                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported)   20 January 1995
                                                         ---------------



                       Air Products and Chemicals, Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


                 Delaware                                      1-4534                        23-1274455
- ---------------------------------------------          -----------------------       ----------------------------
(State of other jurisdiction of incorporation)         (Commission file number)       (IRS Identification number)


7201 Hamilton Boulevard, Allentown, Pennsylvania                 18195-1501
- -------------------------------------------------                -----------
   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code  (610)-481-4911
                                                    --------------




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Item 5.  Other Events.

    On January 20, 1995, the Registrant reported first quarter net income of $87 million, or 77 cents per share, compared to income of $75 million, or 66 cents per share, before the cumulative effect of required accounting changes last year. Excluding a non- operating gain of 2 cents per share in last year's first quarter, the current quarter's results represent a per-share increase of 20 percent. Sales rose 11 percent to $921 million compared to $827 million last year.

    Industrial gas sales for the quarter increased 11 percent, and operating income was up 17 percent compared to last year. Margins were higher due to strong volume growth worldwide and improved cost performance, particularly in Europe. Merchant gas prices in the United States and Europe declined slightly from a year ago; however, U.S. pricing was higher relative to the fourth quarter.

    In chemicals, first quarter sales were up 19 percent while operating income increased 54 percent. Approximately half of the profit gain was in the company's major chemical businesses, including polyvinyl alcohol.
Volume-driven profits were moderated somewhat by higher feedstock costs. The rest of the gain was a result of higher ammonia and methanol margins.

    A portion of the company's ammonia capacity, which contributed $8 million to first-quarter operating income, is scheduled to be shut down in the middle of the second quarter and converted to hydrogen production. This conversion takes Air Products out of the commodity ammonia business and provides needed capacity for the company's strategic hydrogen program.

    Profits in the environmental and energy systems business were up due primarily to stronger operations at the waste-to-energy facilities of American Ref-Fuel, Air Products' joint venture with Browning Ferris Industries, Inc.



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    The Equipment and Services segment (formerly Equipment and Technology)
reported lower sales compared to last year and a loss in operating income due to a lower overall level of activity in the equipment business.

    The company also indicated that during the quarter the company continued the share repurchase program that began in fiscal 1994.

    Financial tables follow:

                        AIR PRODUCTS AND CHEMICALS, INC.
                 SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)
                    (In millions, except earnings per share)


- ------------------------------------------------------------------------------
Three Months Ended 31 December                    1994         1993
- -------------------------------------------------------------------------------
Sales                                            $920.8       $827.3

Income before Cumulative Effect
  of Accounting Changes                            86.7         75.1(a)
Cumulative Effect of Accounting
  Changes                                            --         14.3(b)
                                                 ------       ------
Net Income                                       $ 86.7       $ 89.4

Earnings Per Share
  Income before Cumulative Effect
    of Accounting Changes                          $.77         $.66(a)
  Cumulative Effect of Accounting
    Changes                                          --          .12(b)
                                                   ----         ----
  Net Income                                       $.77         $.78

Average Shares Outstanding                        113.0        114.2


(a) Includes an after-tax benefit of $2.3 million, or $.02 per share, from the favorable tax treatment, net of expense, of the charitable contribution of the remaining shares of a stock investment in an insurance company.

(b)  The company adopted Statement of Financial Accounting Standard (SFAS)
     No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," SFAS No. 109, "Accounting for Income Taxes," and SFAS No. 112, "Employers' Accounting for Postemployment Benefits," on 1 October 1993 and recognized the cumulative effect of these accounting changes.





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
                        AIR PRODUCTS AND CHEMICALS, INC.
                               OPERATING RESULTS
                                  (Unaudited)


SUMMARY BY BUSINESS SEGMENTS
(In millions)

- -------------------------------------------------------------------------------
                                              Three Months Ended
                                                 31 December
                                              1994          1993
- -------------------------------------------------------------------------------

Sales:
   Industrial Gases                          $524.9        $471.8
   Chemicals                                  323.8         271.4
   Environmental/Energy                        13.7          14.3
   Equipment/Services                          58.4          69.8
- -------------------------------------------------------------------------------
      CONSOLIDATED                            920.8         827.3
- -------------------------------------------------------------------------------
Operating Income:
   Industrial Gases                           109.1          92.9
   Chemicals                                   49.0          31.8
   Environmental/Energy                          .2            .2
   Equipment/Services                          (1.3)          7.2
   Corporate and Other                        (11.1)        (11.3)
- -------------------------------------------------------------------------------

      CONSOLIDATED                            145.9         120.8
- -------------------------------------------------------------------------------
Equity Affiliates' Income:
   Industrial Gases                             2.5           1.0
   Chemicals                                     .1           (.1)
   Environmental/Energy                         6.8           5.4
- -------------------------------------------------------------------------------
      CONSOLIDATED                              9.4           6.3
Interest Expense                               23.9          19.8
- -------------------------------------------------------------------------------
INCOME BEFORE TAXES                           131.4         107.3
Income Taxes                                   44.7          32.2
- -------------------------------------------------------------------------------
INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGES                        86.7          75.1
Cumulative Effect of Accounting
  Changes, Net of Income Taxes                   --          14.3
- -------------------------------------------------------------------------------
NET INCOME                                   $ 86.7        $ 89.4
- -------------------------------------------------------------------------------



Equipment and services was formerly entitled equipment and technology. The composition of this segment is unchanged from the prior year. Its name was changed to more appropriately reflect the products and activities of this segment.

For the three months ended 31 December 1993, corporate and other includes an expense of $2.3 million for the charitable contribution of the remaining shares of a stock investment in an insurance company. The tax benefit associated with this contribution, based on fair value of the investment, was $4.6 million. This transaction reduced the effective tax rate from 33.6% to 30.0% for the three month period ended 31 December 1993.





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Effective 1 October 1993, the company adopted SFAS No. 106, SFAS No. 109, and
SFAS No. 112. The cumulative effect of these accounting changes on years prior to fiscal 1994 is included in net income of the three months ended 31 December 1993. The cumulative effect of each of these standards is as follows: SFAS No. 106 ($31.3 million charge); SFAS No. 109 ($55.9 million gain); and SFAS No. 112 ($10.3 million charge).



                        AIR PRODUCTS AND CHEMICALS, INC.
                               OPERATING RESULTS
                                  (Unaudited)



SUMMARY BY GEOGRAPHIC LOCATIONS
(In millions)

- -------------------------------------------------------------------------------
                                            Three Months Ended
                                               31 December
                                            1994          1993
- -------------------------------------------------------------------------------
Sales:
   United States                            $689.0        $621.5
   Europe                                    198.6         178.7
   Canada/Latin America                       32.6          27.1
   Other                                        .6           --
- -------------------------------------------------------------------------------
         CONSOLIDATED                       $920.8        $827.3
- -------------------------------------------------------------------------------
Operating Income:
   United States                            $117.1        $ 93.0
   Europe                                     25.7          25.7
   Canada/Latin America                        3.1           2.1
   Other                                       --            --
- -------------------------------------------------------------------------------
         CONSOLIDATED                       $145.9        $120.8
- -------------------------------------------------------------------------------
Equity Affiliates' Income:
   United States                            $  6.4        $  5.5
   Europe                                      3.1            .4
   Canada/Latin America                       (1.3)          2.1
   Other                                       1.2          (1.7)
- -------------------------------------------------------------------------------
         CONSOLIDATED                       $  9.4        $  6.3
- -------------------------------------------------------------------------------




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                                   SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Air Products and Chemicals, Inc.
                                        --------------------------------
                                                  (Registrant)



Dated:  January 20, 1995               By: /s/ Gerald A. White
                                          ------------------------------------
                                               Gerald A. White
                                               Senior Vice President - Finance





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